Exhibit 99.2

NEWS RELEASE

Patrick Industries, Inc. Announces Pricing of Public Offering of Common Stock

ELKHART, IN– March 8, 2017. PATRICK INDUSTRIES, INC. (NASDAQ: PATK) (the “Company”) announced today the pricing of an underwritten public offering of 1,350,000 shares of common stock at a price to the public of $73.00 per share of common stock. In connection with the offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 202,500 shares of common stock from the Company. The offering is expected to close on March 14, 2017, subject to customary closing conditions.

The Company intends to use all of the net proceeds of the offering to pay down a portion of its outstanding indebtedness.

The offering is being made through an underwriting group led by BofA Merrill Lynch, Wells Fargo Securities, and Baird, who are acting as joint book-running managers and as representatives of the underwriters for the common stock offering. KeyBanc Capital Markets is acting as an additional joint book-running manager for the offering.

The offering is made pursuant to an effective registration statement (including a prospectus) previously filed with the SEC. The offering will only be made by means of a prospectus supplement and the accompanying prospectus. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will also be filed with the SEC. You may review electronic copies of these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the joint lead bookrunners will arrange to send you the preliminary prospectus supplement and accompanying prospectus, and when available, the final prospectus supplement, if you request them by contacting:

BofA Merrill Lynch Attn: Prospectus Department NC1-004-03-43 200 North College Street, 3rd floor Charlotte, NC 28255-0001 Phone: (800) 294-1322 Email: dg.prospectus_requests@baml.com	Wells Fargo Securities, LLC Attn: Equity Syndicate Department 375 Park Avenue New York, New York 10152 Phone: (800) 326-5897 Email: cmclientsupport@wellsfargo.com

Robert W. Baird & Co. Incorporated Attn: Syndicate Department 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Phone: (800) 792-2473 Email: syndicate@rwbaird.com

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Patrick Industries, Inc.

Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 16 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, fiberglass and plastic component products, softwoods lumber, interior passage doors, RV painting, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.